Exhibit 99.1
                                                                  ------------

[COAST FINANCIAL HOLDINGS, INC. LOGO]
                                          [LOGO THE CEREGHINO GROUP]
Contacts:                                 CORPORATE INVESTOR RELATIONS
Brian P. Peters,                          5333 - 15TH AVENUE SOUTH, SUITE 1500
President and CFO                         SEATTLE, WA 98108
bpeters@coastbankflorida.com              206.762.0993
941-752-5900                              www.stockvalues.com
----------------------------              -------------------

Brian F. Grimes, EVP and CFO
bgrimes@coastbankflorida.com
----------------------------
941-752-5900




==============================================================================

COAST FINANCIAL HOLDINGS EARNS $318,000 OR $0.08 PER SHARE IN FOURTH QUARTER
             AS LOANS INCREASE 39% AND DEPOSITS RISE 57%

Bradenton, Florida - January 21, 2005 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported that strong loan and deposit growth contributed to a 54% increase in net interest income for the year ended December 31, 2004, compared to the prior year. Coast reported net income of approximately $831,000, or $0.22 per diluted share in 2004, compared to a loss of $1.7 million, or $1.01 per diluted share in 2003. For the fourth quarter, net income was approximately $318,000 or $0.08 per diluted share, compared to a net loss of $1.5 million, or $0.54 per diluted share, in the fourth quarter of 2003.

"Our 2004 results reflect the solid foundation we laid early in the year and new initiatives implemented to stimulate future growth," said Peters. "Our sales and lending teams continued to do an excellent job of developing new business relationships and expanding existing ones, while improving credit quality. We invested in the continued expansion and improvement of our franchise with the new Downtown Bradenton branch office, which we opened in May, and we are on track to move our operations center into the same office building later this quarter. In addition, we are nearing the possible final stages of a contract to sell our existing operations center and have announced plans to open four new locations in or near St. Petersburg in Pinellas County. While our infrastructure investments increased costs in 2004, we are confident they will provide solid contributions to earnings in the future."

In November, Coast announced its initial expansion plans into Pinellas County, which consists of four branch locations, each of which was formerly a bank. The first location will be at The Plaza and Courtyard Shops, a 15-story building in downtown St. Petersburg, at 111 2nd Avenue NE. Coast will lease approximately 5,900 square feet for a retail branch, which has space to house a commercial and a residential lender and the Pinellas County region manager. The space was previously a Republic Bank branch prior to its sale to BB&T.
Coast also will have signage rights to the building.

The second location, at 5825 54th Avenue North in Kenneth City, was purchased by Coast and is a former Wachovia/First Union/Southeast Bank branch.

The third location, at 13700 Park Boulevard, Seminole, was purchased by the Bank and is a former Southeast Bank branch.

The fourth space, located at 6850 Central Avenue, St. Petersburg, will be a leased facility and is a former Colonial/Premier Community Bank branch.

"A number of bank mergers have left Pinellas County with few true community banks, and we believe this is an excellent opportunity for us," said Peters. "All of the regulatory approvals necessary to open these branches have been obtained and since these are all previous bank locations, improvements should be limited to cosmetic and necessary security upgrades. We are looking forward to the anticipated opening of these locations in the first and second quarters of 2005."

Coast has already hired staff for its new locations, including Ms. Deborah Rowe as the Regional Manager for the Pinellas County expansion. "Deborah is exceedingly well known by the business and retail communities throughout the West Coast markets," said Peters. "She brings a wealth of management experience from her tenure at several banks in the area, and we believe that her knowledge of the local business community will be very beneficial to Coast." Prior to joining Coast, Ms. Rowe was Vice President and Regional Manager at R-G Crown Bank in Casselberry, Florida where she managed the daily operations of seven branches. Previously, she spent seven years as Senior Vice President and Regional Executive at Republic Bank in St. Petersburg. There she managed operations of a 16-branch region with 120 employees.

CFHI-Fourth Quarter Earnings
January 21, 2005
Page 2 of 6



Coast also announced that it has updated the bank and holding company logos to add color and emphasize the "Florida" portion of their name that had not been a part of the previous logos. "We wanted to incorporate the 'Coast Bank of Florida' name into our new logo to remind customers that, even as we expand our regional presence in Florida, we remain a community bank," Peters noted.

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the fourth quarter grew approximately 40% to $3.4 million, from $2.5 million in the fourth quarter of 2003. For the year ended December 31, 2004 revenues increased approximately 42% to $12.9 million, compared to $9.1 million for the 2003 fiscal year.

Net interest margin was 3.26% in the fourth quarter of 2004 compared to 3.12% in the previous quarter, and 3.34% in the fourth quarter of 2003. For the year, net interest margin was 3.21%, a five-basis-point reduction from 3.26% in 2003.

In the fourth quarter, net interest income, before the provision for loan loss, increased approximately 47% to $2.8 million, compared to $1.9 million a year ago. Noninterest income increased approximately 16% to $642,000, from $554,000 in the fourth quarter of 2003. Noninterest expense increased by approximately 11% to $2.7 million, compared to $2.5 million in the fourth quarter a year ago, reflecting the increased staffing and occupancy expenses associated with the Bank's growth. "One of the primary purposes of this rapid branch expansion has been to take advantage of great opportunities as they become available in attractive markets," said Peters. "This expansion will temporarily impact our short-term profitability but, if successful, will provide contributions to future earnings."

For the year ended 2004, the same factors that affected the quarter also affected the year-end results. Net interest income increased approximately 54% to $10.0 million, from $6.5 million last year. Noninterest income grew approximately 14% to $2.9 million, compared to $2.6 million in 2003. Noninterest expense increased by approximately 17% to $10.2 million, from $8.7 million in 2003.

Balance Sheet Review

"Our focus in 2004 has been to increase our loans while maintaining strong loan quality," noted Peters. "We continue to experience strong loan demand, which has been funded by deposit growth at branches opened during the last 12 months." Net loans increased approximately 39%, to $298 million at December 31, 2004, from $214 million a year ago. Coast increased its asset base approximately 46% to a record $385 million at year-end compared to $264 million a year earlier.

Deposits grew approximately 57% during 2004 to $326 million, compared to $208 million at December 31, 2003. "Strong deposit growth, reflecting our successful commitment to growing our franchise, continues to be an important element as we work toward producing improving results," said Peters. Book value increased to $9.30 per share at December 31, 2004, from $9.01 per share a year earlier.

Non-performing assets totaled $1.5 million, or 0.38% of total assets at December 31, 2004, compared to non-performing assets of $1.1 million, or 0.42% of total assets a year earlier. Reflecting the improved asset quality, the allowance for loan losses totaled $2.9 million, or 0.96% of total loans outstanding, at December 31, 2004, compared to $3.2 million, or 1.48% of total loans outstanding, a year earlier.

About the Company

As of December 30, 2004, Coast Financial Holdings, Inc. had $385 million in total assets and through its banking subsidiary, Coast Bank of Florida (www.coastbankflorida.com), operates seven full-service banking locations in Manatee County, Florida. Coast Bank of Florida is a general commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto and Longboat Key. Through an arrangement with Raymond James Financial Services, Inc., Coast makes asset and investment management services and insurance products available to its customers.

CFHI-Fourth Quarter Earnings
January 21, 2005
Page 3 of 6



This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2003 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

                            (tables follow)

CFHI - Fourth Quarter Earnings
January 21, 2005
Page 4 of 6

               Condensed Consolidated Statements of Earnings
                ($ in thousands, except per share amounts)

                                                      Three Months Ended            Twelve Months Ended
                                                        December 31,                   December 31,
                                                  -------------------------      -------------------------
                                                    2004           2003            2004            2003
                                                  -----------   ------------     -----------    ------------
Interest income:
   Loans                                         $    4,555          3,144          16,142          11,096
   Securities                                           354            211           1,145             954
   Other interest-earning assets                         10             14              50              61
                                                 -----------   ------------     -----------    ------------
       Total interest income                          4,919          3,369          17,337          12,111
                                                 -----------   ------------     -----------    ------------
Interest expense:
   Deposits                                           2,018          1,378           7,017           5,284
   Borrowings                                            97             78             365             360
                                                 -----------   ------------     -----------    ------------

       Total interest expense                         2,115          1,456           7,382           5,644
                                                 -----------   ------------     -----------    ------------

       Net interest income                            2,804          1,913           9,955           6,467

Provision for loan losses                               176          2,424           1,315           2,934
                                                 -----------   ------------     -----------    ------------
       Net interest income after
             provision for loan losses                2,628           (511)          8,640           3,533
                                                 -----------   ------------     -----------    ------------

Noninterest income:
   Service charges on deposit accounts                  114             83             434             294
   Gain on sale of loans held for sale                  428            259           1,462           1,312
   Gain on sale of credit card portfolio                  -              -             173               -
   Gain on sale of securities available for sale          -              -               4              98
   Gain on sale of mortgage loan servicing rights         -              -             118               -
   Gain on sale of merchant services                      -              -             212               -
   Net loan servicing (cost) fees                         -            (42)           (159)           (141)
   Asset management fees                                 (2)            98              69             430
   Other service charges and fees                        50            156             547             614
   Other                                                 52              -              85             (14)
                                                 -----------   ------------     -----------    ------------
       Total noninterest income                         642            554           2,945           2,593
                                                 -----------   ------------     -----------    ------------

Noninterest expenses:
   Employee compensation and benefits                 1,527          1,308           5,477           4,976
   Occupancy and equipment                              374            310           1,412           1,095
   Data processing                                      225            236             922             876
   Professional fees                                     67             89             486             382
   Telephone, postage and supplies                      172            159             676             560
   Advertising                                          102            167             348             409
   Settlement on impaired security                        -              -               -            (400)
   Other                                                273            196             905             809
                                                 -----------   ------------     -----------    ------------

       Total noninterest expenses                     2,740          2,465          10,226           8,707
                                                 -----------   ------------     -----------    ------------
       Earnings (loss) before income taxes              530         (2,422)          1,359          (2,581)

Income tax provision (benefit)                          212           (897)            528            (956)
                                                 -----------   ------------     -----------    ------------
       Net earnings (loss)                              318         (1,525)            831          (1,625)

Dividends on preferred stock                              -              -               -            (105)
                                                 -----------   ------------     -----------    ------------
Net earnings (loss) applicable to common
     stockholders before cash paid to convert
     preferred stockholders to common stock             318         (1,525)            831          (1,730)

Cash paid to convert preferred stockholders to
     common stock                                         -              -               -            (770)
                                                 -----------   ------------     -----------    ------------
Net earnings (loss) applicable to common
     stockholders after cash paid to convert
     preferred stockholders to common stock      $      318         (1,525)            831          (2,500)
                                                 ===========   ============     ===========    ============

CFHI - Fourth Quarter Earnings
January 21, 2005
Page 5 of 6




Earnings (loss) per share before cash paid to convert preferred
        stockholders to common stock, basic                        $      0.08         (0.54)        0.22         (1.01)
                                                                   ===========     =========    =========     =========
Earnings (loss) per share before cash paid to convert preferred
        stockholders to common stock, diluted                      $      0.08         (0.54)        0.22         (1.01)
                                                                   ===========     =========    =========     =========
Earnings (loss) per share after cash paid to convert preferred
        stockholders to common stock, basic                        $      0.08         (0.54)        0.22         (1.46)
                                                                   ===========     =========    =========     =========
Earnings (loss) per share after cash paid to convert preferred
        stockholders to common stock, diluted                      $      0.08         (0.54)        0.22         (1.46)
                                                                   ===========     =========    =========     =========
Weighted-average number of common shares outstanding,
        basic                                                        3,756,050     2,828,113    3,749,343     1,715,053
                                                                   ===========     =========    =========     =========
Weighted-average number of common shares outstanding,
        diluted                                                      3,814,676     2,828,113    3,783,661     1,715,053
                                                                   ===========     =========    =========     =========







CFHI - Fourth Quarter Earnings
January 21, 2005
Page 6 of 6

                    Condensed Consolidated Balance Sheets
                 ($ in thousands, except per share amounts)


                                                          December 31,          December 31,
                                                          ------------          ------------
        Assets                                               2004                   2003
                                                             ----                   ----
                                                          (Unaudited)


Cash and due from banks                                    $    7,122               4,667
Federal funds sold                                                  -               3,000
                                                           ----------          ----------
         Cash and cash equivalents                              7,122               7,667

Securities available for sale                                  55,490              26,972
Loans, net of allowance for loan losses
      of $2,901 and $3,163                                    297,725             214,240
Federal Home Loan Bank stock, at cost                             573                 592
Premises and equipment, net                                    18,358               8,614
Accrued interest receivable                                     1,478               1,187
Deferred income taxes                                           1,846               2,525
Loan servicing rights                                               -               1,134
Other assets                                                    2,031                 952
                                                           ----------          ----------

         Total assets                                      $  384,623             263,883
                                                           ==========          ==========
    Liabilities and Stockholders' Equity

Liabilities:
    Noninterest-bearing demand deposits                        25,485              20,293
    Savings, NOW and money-market deposits                     99,394              46,934
    Time deposits                                             201,410             140,513
                                                           ----------          ----------
         Total deposits                                       326,289             207,740

    Federal Home Loan Bank advances                             1,000               7,500
    Other borrowings                                           19,657              12,097
    Other liabilities                                           2,729               2,881
                                                           ----------          ----------

         Total liabilities                                    349,675             230,218
                                                           ----------          ----------

Stockholders' equity:
    Preferred stock, $0.01 par value; 5,000,000
        shares authorized,                                          -                   -
        no shares issued and outstanding
    Common stock, $5 par value; 20,000,000 shares
        authorized, 3,756,050 and 3,735,450 shares
        issued and outstanding in 2004 and 2003                18,780              18,677
    Additional paid-in capital                                 19,447              19,351
    Accumulated deficit                                        (3,223)             (4,055)
Accumulated other comprehensive income (loss)                     (56)               (308)
                                                           ----------          ----------
         Total stockholders' equity                            34,948              33,665
                                                           ----------          ----------
         Total liabilities and stockholders' equity        $  384,623             263,883
                                                           ==========          ==========




Note:  Transmitted on PR Newswire on January 21, 2005 at 5:00 a.m. EST